UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2022

Fusion Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Delaware	001-40120	86-1352058
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

667 Madison Avenue, 5th Floor New York, New York		10065
(Address of principal executive offices)		(Zip Code)

(212) 763-0169
(Registrant’s telephone number, including area code)

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	FSNB.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	FSNB	The New York Stock Exchange
Redeemable warrants, each warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50	FSNB WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2022, Jeffrey Gary notified Fusion Acquisition Corp. II (the “Company”) of his intention to resign from the Company’s board of directors (the “Board”) and as the Company’s Chief Financial Officer, effective January 11, 2022. Mr. Gary did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

On January 12, 2022, the Board of the Company appointed Erik Thoresen as Chief Financial Officer and as a director of the Company, effective January 12, 2022. Mr. Thoresen will serve as a Class III director of the Company with a term expiring at the Company’s third annual meeting of stockholders following the Company’s initial public offering.

Mr. Thoresen, 49, is the chief business development officer, since July 2021, of Glass House Group, Inc. (“Glass House”) (OTC: GLASF), a vertically integrated consumer packaged goods cannabis company, where he advised Glass House on its business combination with Mercer Park Brand Acquisition Corp. Since February 2021, Mr. Thoresen has also been a manager of Reflective Partners Fund I, LLC, a fund dedicated to investing in SPAC sponsor teams that are focused on FinTech, healthcare, technology, media and telecom sectors. From January 2019 to March 2021, Mr. Thoresen was the vice president of mergers and acquisitions and real estate of Harvest Health and Recreation, Inc. (CSE: HARV, OTCQX: HRVSF), a multi-state cannabis company that is now part of Trulieve. Previously, from November 2013 to July 2018, Mr. Thoresen was the chief operating officer and executive vice president of Jonathan D. Pond, LLC, a wealth management firm, and prior to that held executive roles at BNY Mellon and E*TRADE. Mr. Thoresen is a Chartered Financial Analyst Charterholder, and previously served on the board of directors of Sport-Haley, Inc. from 2010 to 2013 where he served as chairman of the audit committee and on the investment committee at various times. He received his Bachelor of Arts in International Relations from Syracuse University in 1994, and his Master of Business Administration from the Darden School at the University of Virginia in 2000.

On January 12, 2022, the Company entered into an indemnity agreement (the “Indemnity Agreement”) with Mr. Thoresen, pursuant to which the Company has agreed to provide contractual indemnification, in addition to the indemnification provided in the Company’s Amended and Restated Certificate of Incorporation, against liabilities that may arise by reason of his respective service on the Board, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified, in the form previously filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-252265) for its initial public offering, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 25, 2021 (the “Registration Statement”).

On January 12, 2022, the Company entered into a letter agreement with Mr. Thoresen (the “Letter Agreement”) on substantially the same terms as the form of letter agreement previously entered into by and between the Company and each of its other directors in connection with the Company’s initial public offering.

The foregoing descriptions of the Indemnity Agreement and the Letter Agreement do not purport to be complete and are qualified in their entireties by reference to the form of indemnity agreement and the Letter Agreement, copies of which are attached as Exhibit 10.7 to the Registration Statement and Exhibits 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 2, 2021, respectively, and are incorporated herein by reference.

Other than as disclosed above, there are no arrangements or understandings between Mr. Thoresen and any other persons pursuant to which Mr. Thoresen was selected as a director and the Chief Financial Officer of the Company. There are no family relationships between Mr. Thoresen and any of the Company’s other directors or executive officers and Mr. Thoresen does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSION ACQUISITION CORP. II

By:	/s/ John James
	Name:	John James
	Title:	Chief Executive Officer

Date: January 13, 2022

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